As filed with the Securities and Exchange Commission on October 3, 2001
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                        TRI-COUNTY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          MARYLAND                                                52-1652138
-------------------------------                             --------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                              3035 LEONARDTOWN ROAD
                             WALDORF, MARYLAND 20604
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                        TRI-COUNTY FINANCIAL CORPORATION
          1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED
          -------------------------------------------------------------
                            (Full Title of the Plan)

                         MICHAEL L. MIDDLETON, PRESIDENT
                        TRI-COUNTY FINANCIAL CORPORATION
                              3035 LEONARDTOWN ROAD
                             WALDORF, MARYLAND 20604
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (301) 843-0854
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                            JAMES C. STEWART, ESQUIRE
                STRADLEY RONON HOUSLEY KANTARIAN & Bronstein, LLP
                        1220 19TH STREET N.W., SUITE 700
                             WASHINGTON, D.C. 20036

                                           CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                     Proposed Maximum     Proposed Maximum           Amount of
     Title of Securities              Amount To Be    Offering Price     Aggregate Offering        Registration
     To Be Registered                  Registered        Per Share             Price                    Fee
---------------------------------------------------------------------------------------------------------------
        Common Stock,
        $.01 par value                 11,624 (1)           (2)             $ 276,444 (2)            $ 69.11
===============================================================================================================

_________________
(1) Consists of 9,600 additional shares issuable under Tri-County Financial Corporation 1995 Stock Option Plan for Non-Employee Directors, As Amended and 2,024 shares issuable under previously granted options as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) 9,600 shares being registered hereby are presently subject to option at an exercise price of $26.65 per share ($255,840 in the aggregate) and 2,024 shares being registered hereby are presently subject to option at an exercise price of $10.18 per share ($20,604 in the aggregate).

                                  * * * * * * *

Note: This registration statement registers 11,624 additional shares of Common Stock of the Registrant to be issued under the Tri-County Financial Corporation 1995 Stock Option Plan for Directors, As Amended for which to registration statements on Form S-8 (Commission File Nos. 333-2056 and 333-79237), have been filed and are effective. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of those registration statements.

                                  * * * * * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Waldorf, State of Maryland, on this 25th day of September, 2001.

                                      TRI-COUNTY FINANCIAL CORPORATION


                                      By:  /s/ Michael L. Middleton
                                           --------------------------
                                           Michael L. Middleton
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned Directors of Tri-County Financial Corporation, hereby severally constitute and appoint Michael L. Middleton, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Michael L. Middleton who may act, may deem necessary or advisable to enable Tri-County Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange
Commission, in connection with the registration of Tri-County Financial Corporation common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Michael L. Middleton shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                                 TITLE                                        DATE
             ----------                                 -----                                        ----

By: /s/ Michael L. Middleton                President, Chief Executive Officer                 September 25, 2001
    ---------------------------------       and Chairman of the Board
        Michael L. Middleton                (Principal Executive Officer)


By: /s/ William J. Pasenelli                Chief Financial Officer                            September 25, 2001
    ---------------------------------       (Chief Financial and Accounting Officer)
        William J. Pasenelli


By: /s/ C. Marie Brown                      Chief Operating Officer and Director               September 25, 2001
    ---------------------------------
        C. Marie Brown


By: /s/ H. Beaman Smith                     Secretary/Treasurer and Director                   September 25, 2001
    ---------------------------------
        H. Beaman Smith


By: /s/ W. Edelen Gough, Jr.                Director                                           September 25, 2001
    ---------------------------------
        W. Edelen Gough, Jr.


By: /s/ Catherine A. Askey                  Director                                           September 25, 2001
    ---------------------------------
        Catherine A. Askey


By: /s/ Louis P. Jenkins, Jr.               Director                                           September 25, 2001
    ---------------------------------
        Louis P. Jenkins, Jr.


By: /s/ Herbert N. Redmond, Jr.             Director                                           September 25, 2001
    ---------------------------------
        Herbert N. Redmond, Jr.

                                INDEX TO EXHIBITS


         EXHIBIT           DESCRIPTION
         -------           -----------

         5                 Opinion of Stradley Ronon Stevens & Young, LLP

         23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5)

         23.2              Consent of Stegman & Company

         24 Power of Attorney (contained in the signature page to this registration statement)

         99.1 Tri-County Financial Corporation 1995 Stock Option Plan for Non-Employee Directors, As Amended

         99.2 Form of Stock Option Agreement to be entered into with Options granted under The Tri-County Financial Corporation 1995 Stock Option Plan for Non-Employee Directors, As Amended